Contacts:	For Media:	For Financials:
	John Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Director of Marketing	Chief Financial Officer
	(662) 680-1219	(662) 680-1281
	joxford@renasant.com	jim.mabry@renasant.com

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE FOURTH QUARTER OF 2020

TUPELO, MISSISSIPPI (January 26, 2021) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the fourth quarter of 2020. Net income for the fourth quarter of 2020 was $31.5 million, as compared to $38.4 million for the fourth quarter of 2019. Basic and diluted earnings per share (“EPS”) were $0.56 for the fourth quarter of 2020, as compared to basic and diluted EPS of $0.67 for the fourth quarter of 2019.

Net income for the year ended December 31, 2020, was $83.7 million, as compared to net income of $167.6 million for the same period in 2019. Basic and diluted EPS were $1.49 and $1.48, respectively, for 2020, as compared to basic and diluted EPS of $2.89 and $2.88, respectively, for 2019.

“Our fourth quarter results highlight a strong finish to a year that presented many challenges,” commented C. Mitchell Waycaster, Renasant President and Chief Executive Officer. “Renasant’s strategy is to be ‘One Team going to market as One Bank,’ and our team, while facing trying circumstances, flawlessly executed on that strategy in 2020 by providing customers across our footprint with the excellent service to which they are accustomed. We believe that we are in a great position moving into 2021 with an excellent team and diverse product line. Looking forward, we intend to continue to emphasize the importance of core funding, asset quality and strong capital, while building core earnings.”

Impact of Certain Expenses and Charges
From time to time, the Company incurs expenses and charges with respect to which management is unable to accurately predict when these expenses or charges will be incurred or, when incurred, the amount of such expenses or charges. The following tables present the impact of these expenses and charges on reported EPS for the fourth quarter of 2020 and the same period in 2019 and for the year ended December 31, 2020 and the same period in 2019. The “COVID-19 related expenses” line item in the table below primarily consists of (a) employee overtime and employee benefit accruals directly related to the Company’s response to both the COVID-19 pandemic itself and federal legislation enacted to address the pandemic, such as the CARES Act, and (b) expenses associated with supplying branches with protective equipment and sanitation supplies (such as floor markings and cautionary signage for branches, face coverings and hand sanitizer) and more frequent and rigorous branch cleaning. The “restructuring charges” and “swap termination charges” line items in the table below are discussed in more detail later in this release.

(in thousands, except per share data)	Three Months Ended			Twelve Months Ended
	December 31, 2020			December 31, 2020
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Earnings, as reported	$38,339	$31,521	$0.56	$103,491	$83,651	$1.48
Debt prepayment penalty	3	2	—	121	97	—
MSR valuation adjustment	(1,968)	(1,615)	(0.03)	11,726	9,450	0.17
Restructuring charges	7,365	6,045	0.11	7,365	5,936	0.11
Swap termination charges	2,040	1,675	0.03	2,040	1,644	0.03
COVID-19 related expenses	613	503	0.01	10,343	8,336	0.14
Earnings, with exclusions (Non-GAAP)	$46,392	$38,131	$0.68	$135,086	$109,114	$1.93

	Three Months Ended			Twelve Months Ended
	December 31, 2019			December 31, 2019
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Earnings, as reported	$47,839	$38,415	$0.67	$215,687	$167,596	$2.88
Merger and conversion expenses	76	61	—	279	216	—
Debt prepayment penalty	—	—	—	54	41	—
MSR valuation adjustment	(1,296)	(1,040)	(0.01)	1,836	1,427	0.03
Earnings, with exclusions (Non-GAAP)	$46,619	$37,436	$0.66	$217,856	$169,280	$2.91

A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Profitability Metrics
The following tables present the Company’s profitability metrics, including after adjusting for the impact of the mortgage servicing rights (MSR) valuation adjustment, debt prepayment penalties, merger and conversion expenses, restructuring charges, swap termination charges and COVID-19 related expenses, as applicable, for the dates presented:

	As Reported			With Exclusions (Non-GAAP)
	Three Months Ended			Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	September 30, 2020	December 31, 2019
Return on average assets	0.84%	0.80%	1.16%	1.02%	0.79%	1.13%
Return on average tangible assets (Non-GAAP)	0.94%	0.89%	1.30%	1.13%	0.89%	1.27%
Return on average equity	5.88%	5.63%	7.15%	7.11%	5.60%	6.97%
Return on average tangible equity (Non-GAAP)	11.26%	10.87%	13.75%	13.52%	10.81%	13.41%

	As Reported		With Exclusions (Non-GAAP)
	Twelve Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Return on average assets	0.58%	1.30%	0.75%	1.31%
Return on average tangible assets (Non-GAAP)	0.66%	1.46%	0.85%	1.48%
Return on average equity	3.96%	7.95%	5.16%	8.03%
Return on average tangible equity (Non-GAAP)	7.83%	15.36%	10.06%	15.51%

Financial Condition
Total assets were $14.93 billion at December 31, 2020, as compared to $13.40 billion at December 31, 2019. Total loans held for investment were $10.93 billion at December 31, 2020, as compared to $9.69 billion at December 31, 2019. Loans held for investment at December 31, 2020 included $1.13 billion in Paycheck Protection Program (“PPP”) loans.

Total deposits increased to $12.06 billion at December 31, 2020, from $10.21 billion at December 31, 2019. Non-interest bearing deposits increased $1.13 billion to $3.69 billion, or 30.56% of total deposits, at December 31, 2020, as compared to $2.55 billion, or 24.99% of total deposits, at December 31, 2019. The growth in non-interest bearing deposits during the year was primarily driven by PPP lending, other government stimulus and client sentiment to maintain liquidity.

Continued Focus on Prudent Capital Management
The Company continues to prioritize maintaining a strong capital position. The Company has a $50.0 million stock repurchase plan that will remain in effect through October 2021.

At December 31, 2020, Tier 1 leverage capital was 9.37%, Common Equity Tier 1 ratio was 10.93%, Tier 1 risk-based capital ratio was 11.91% and total risk-based capital ratio was 15.07%. All regulatory ratios exceed the minimums required to be “well-capitalized.”

The Company’s ratio of shareholders’ equity to assets was 14.28% at December 31, 2020, as compared to 15.86% at December 31, 2019. The Company’s tangible capital ratio (non-GAAP) was 8.33% at December 31, 2020, as compared to 9.25% at December 31, 2019.

The PPP loans held on the Company’s balance sheet at December 31, 2020, negatively impacted the Company’s tangible capital ratio by 73 basis points and its leverage ratio by 92 basis points.

Results of Operations
Net interest income was $108.1 million for the fourth quarter of 2020, as compared to $106.3 million for the third quarter of 2020 and $108.9 million for the fourth quarter of 2019. Net interest income was $426.8 million for 2020, as compared to $443.7 million for 2019.

Net interest margin was 3.35% for the fourth quarter of 2020, as compared to 3.29% for the third quarter of 2020 and 3.90% for the fourth quarter of 2019. Net interest margin was 3.44% for all of 2020, as compared to 4.08% for 2019. While pressures on loans yields continued in the quarter, the impact was somewhat offset by lower deposit costs. The following tables present the percentage of total average earning assets, by type and yield, for the periods presented:

	Percentage of Total Average Earning Assets			Yield
	Three Months Ended			Three Months Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
	2020	2020	2019	2020	2020	2019
Loans held for investment excluding PPP loans	74.79%	74.70%	83.87%	4.20%	4.30%	5.11%
PPP loans	9.59	10.01	—	3.26	2.27	—
Loans held for sale	2.98	2.90	3.11	3.15	3.31	3.58
Securities	9.72	9.74	10.95	2.25	2.41	2.92
Other	2.92	2.65	2.07	0.10	0.10	1.89
Total earning assets	100.00%	100.00%	100.00%	3.77%	3.77%	4.75%

	Percentage of Total Average Earning Assets		Yield
	Twelve Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
Loans held for investment excluding PPP loans	77.13%	83.15%	4.47%	5.31%
PPP loans	6.80	—	2.75	—
Loans held for sale	2.86	3.25	3.37	5.07
Securities	10.15	11.28	2.57	3.02
Other	3.06	2.32	0.31	2.30
Total earning assets	100.00%	100.00%	4.00%	4.98%

The following tables present reported taxable equivalent net interest margin and yield on loans, including loans held for sale, for the periods presented (in thousands).

	Three Months Ended
	December 31,	September 30,	December 31,
	2020	2020	2019
Taxable equivalent net interest income	$110,024	$107,885	$110,856
Average earning assets	$13,059,967	$13,034,422	$11,277,000
Net interest margin	3.35%	3.29%	3.90%

Taxable equivalent interest income on loans	$116,540	$115,908	$124,919
Average loans, including loans held for sale	$11,408,940	$11,419,909	$9,808,441
Loan yield	4.06%	4.04%	5.05%

	Twelve Months Ended
	December 31,	December 31,
	2020	2019
Taxable equivalent net interest income	$433,682	$449,986
Average earning assets	$12,622,461	$11,028,040
Net interest margin	3.44%	4.08%

Taxable equivalent interest income on loans	$470,877	$505,411
Average loans, including loans held for sale	$10,954,947	$9,527,290
Loan yield	4.30%	5.30%

PPP loans reduced net interest margin and loan yield by 1 basis point and 10 basis points, respectively, in the fourth quarter of 2020 and 5 basis points and 13 basis points, respectively, for all of 2020.

The impact from interest income collected on problem loans and purchase accounting adjustments on loans to total interest income on loans, including loans held for sale, loan yield and net interest margin is shown in the following tables for the periods presented (in thousands).

	Three Months Ended
	December 31,	September 30,	December 31,
	2020	2020	2019
Net interest income collected on problem loans	$128	$282	$152
Accretable yield recognized on purchased loans(1)	4,130	4,949	6,661
Total impact to interest income	$4,258	$5,231	$6,813

Impact to total loan yield	0.15%	0.18%	0.28%

Impact to net interest margin	0.13%	0.16%	0.24%
(1)Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $1,872, $2,286 and $4,041 for the three months ended December 31, 2020, September 30, 2020, and December 31, 2019, respectively. This additional interest income increased total loan yield by 7 basis points, 8 basis points and 16 basis points for the same periods, respectively, while increasing net interest margin by 6 basis points, 7 basis points and 14 basis points for the same periods, respectively.

	Twelve Months Ended
	December 31,	December 31,
	2020	2019
Net interest income collected on problem loans	$1,011	$4,042
Accretable yield recognized on purchased loans(1)	19,248	27,227
Total impact to interest income	$20,259	$31,269

Impact to total loan yield	0.18%	0.33%

Impact to net interest margin	0.16%	0.28%

(1)Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $8,077 and $14,635 for the twelve months ended December 31, 2020 and 2019, respectively. This additional interest income increased total loan yield by 7 basis points and 15 basis points for the same periods, respectively, while increasing net interest margin by 6 basis points and 13 basis points for the same periods, respectively.

For the fourth quarter of 2020, the cost of total deposits was 33 basis points, as compared to 40 basis points for the third quarter of 2020 and 76 basis points for the fourth quarter of 2019. The cost of total deposits was 47 basis points for the year ended December 31, 2020, as compared to 81 basis points for same period in 2019. The tables below present, by type, the Company’s funding sources and the total cost of each funding source for the periods presented:

	Percentage of Total Average Deposits and Borrowed Funds			Cost of Funds
	Three Months Ending			Three Months Ending
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
	2020	2020	2019	2020	2020	2019
Noninterest-bearing demand	30.43%	29.66%	24.12%	—%	—%	—%
Interest-bearing demand	44.81	43.06	43.86	0.31	0.36	0.81
Savings	6.63	6.35	6.11	0.08	0.08	0.17
Time deposits	14.00	15.20	20.41	1.20	1.42	1.76
Borrowed funds	4.13	5.73	5.50	3.05	2.20	3.02
Total deposits and borrowed funds	100.00%	100.00%	100.00%	0.44%	0.50%	0.89%

	Percentage of Total Average Deposits and Borrowed Funds		Cost of Funds
	Twelve Months Ending		Twelve Months Ending
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
Noninterest-bearing demand	27.91%	23.26%	—%	—%
Interest-bearing demand	43.43	44.89	0.45	0.86
Savings	6.29	6.11	0.10	0.19
Time deposits	16.07	21.91	1.50	1.71
Borrowed funds	6.30	3.83	2.26	4.17
Total deposits and borrowed funds	100.00%	100.00%	0.59%	0.93%

Noninterest income for the fourth quarter of 2020 was $62.9 million, as compared to $70.9 million for the third quarter of 2020 and $37.5 million for the fourth quarter of 2019. Noninterest income for 2020 was $235.5 million, as compared to $153.3 million for 2019. Despite the decrease in mortgage banking income on a linked quarter basis, it continued to be a strong source of noninterest income for the Company with mortgage production of approximately $1.43 billion for the fourth quarter of 2020 and approximately $6.75 billion for the year. The following tables present the components of mortgage banking income for the periods presented (in thousands):

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Gain on sales of loans, net	$36,080	$45,985	$10,438
Fees, net	5,318	5,367	3,023
Mortgage servicing income, net	(3,606)	(2,466)	408
MSR valuation adjustment	1,968	828	1,296
Mortgage banking income, net	$39,760	$49,714	$15,165

	Twelve Months Ended
	December 31, 2020	December 31, 2019
Gain on sales of loans, net	$150,406	$45,854
Fees, net	18,914	11,385
Mortgage servicing income, net	(7,095)	2,493
MSR valuation adjustment	(11,726)	(1,836)
Mortgage banking income, net	$150,499	$57,896

Noninterest expense was $122.2 million for the fourth quarter of 2020, as compared to $116.5 million for the third quarter of 2020 and $95.6 million for the fourth quarter of 2019. Noninterest expense was $472.0 million for 2020, as compared to $374.2 million for 2019. As part of the continued focus on efficiency, in the fourth quarter the Company initiated a system-wide branch evaluation effort and offered an early retirement incentive to a select group of employees, participation in which was voluntary. The Company incurred $7.4 million in restructuring charges during the quarter, primarily attributable to the voluntary early retirement program, and these efforts are expected to allow for a more efficient use of the Company’s workforce and branch network moving into 2021. The Company also incurred $2.0 million in swap termination charges that will reduce interest expense over the remaining terms of two swaps, which were originally scheduled to mature in June 2022 and 2023. The Company recorded a $500 thousand provision for unfunded commitments in other noninterest expense in the fourth quarter of 2020, as compared to a $2.7 million provision for unfunded commitments in the third quarter of 2020, bringing the total provision for unfunded commitments to $9.2 million for 2020.

Asset Quality Metrics
At December 31, 2020, the Company’s credit quality metrics remained strong. The Company has maintained contact with its borrowers and continues to focus on those industries more highly impacted by the pandemic, primarily the hospitality and healthcare industries. To provide necessary relief to the Company’s borrowers – both consumer and commercial clients – the Company established loan deferral programs at the onset of the pandemic, which allowed qualified clients to defer principal and interest payments. The Company continues to monitor loans remaining on deferral, and as of December 31, 2020, approximately 1.5% of the Company’s loan portfolio (excluding PPP loans) was in deferral, down from approximately 5.1% as of September 30, 2020.

The Company’s credit quality in future quarters may be impacted by both external and internal factors related to the pandemic in addition to those factors that traditionally affect credit quality. External factors outside the Company’s control include items such as the pace at which the COVID-19 vaccine is administered to residents in the Company’s markets and the United States generally, federal, state and local government measures, the re-imposition of “shelter-in-place” orders, and the economic impact of government programs, including additional fiscal stimulus and the re-opening of the Paycheck Protection Program. Internal factors that will potentially impact credit quality include items such as the Company’s loan deferral programs, involvement in government offered programs and the related financial impact of these programs. The impact of each of these items are unknown at this time and could materially and adversely impact future credit quality.

The table below shows nonperforming assets, which includes nonperforming loans (loans 90 days or more past due and nonaccrual loans) and other real estate owned, as well as early stage delinquencies (loans 30-89 days past due) for the periods presented (in thousands).

	December 31, 2020			December 31, 2019
	Non Purchased	Purchased	Total	Non Purchased	Purchased	Total
Nonaccrual loans	$20,369	$31,051	$51,420	$21,509	$7,038	$28,547
Loans 90 days past due or more	3,783	267	4,050	3,458	4,317	7,775
Nonperforming loans	$24,152	$31,318	$55,470	$24,967	$11,355	$36,322
Other real estate owned	2,045	3,927	5,972	2,762	5,248	8,010
Nonperforming assets	$26,197	$35,245	$61,442	$27,729	$16,603	$44,332
Nonperforming loans/total loans			0.51%			0.37%
Nonperforming loans/total loans excluding PPP loans			0.57%			—
Nonperforming assets/total assets			0.41%			0.33%
Nonperforming assets/total assets excluding PPP loans			0.45%			—
Loans 30-89 days past due	$17,635	$8,651	$26,286	$22,781	$14,887	$37,668
Loans 30-89 days past due/total loans			0.24%			0.39%

The implementation of CECL on January 1, 2020, which required purchased credit deteriorated loans to be classified as nonaccrual based on performance, contributed approximately $3.3 million as of December 31, 2020 to the increase in purchased nonaccrual loans.

The table below shows the increase in the allowance for credit losses and the reserve for unfunded commitments since the day one transition to CECL on January 1, 2020 to the ending allowance at December 31, 2020 (in thousands).

	January 1, 2020	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Allowance for credit losses on loans	$94,647	$120,185	$145,387	$168,098	$176,144
Allowance for credit losses on deferred interest	—	—	—	—	1,500
Reserve for unfunded commitments	11,336	14,735	17,335	20,035	20,535
Total reserves	$105,983	$134,920	$162,722	$188,133	$198,179
Allowance for credit losses on loans/total loans	0.98%	1.23%	1.32%	1.52%	1.61%
Allowance for credit losses on loans/total loans excluding PPP loans	—	—	1.50%	1.72%	1.80%
Reserve for unfunded commitments/total unfunded commitments	0.47%	0.60%	0.66%	0.73%	0.73%

The Company recorded a provision for credit losses of $10.5 million ($1.5 million of which was allocated to deferred interest) and a reserve for unfunded commitments, which is recorded in other noninterest expense (and discussed above), of $500 thousand for the fourth quarter of 2020. Net loan charge-offs were $954 thousand, or 0.03% of average loans held for investment on an annualized basis. Although there was a meaningful decrease in credit costs during the quarter, the allowance for credit losses on loans remains elevated due to qualitative factors related to the uncertainty concerning the COVID-19 pandemic, with limited GDP growth (in relation to pre-pandemic levels) and elevated unemployment rates projected into 2021 and 2022. Even though economic projections continue to trend in a positive direction, there remains considerable uncertainty.

The provision for credit losses recorded during the fourth quarter of 2019 was $3.0 million with net charge-offs of $1.6 million, or 0.07% of average loans held for sale on an annualized basis. The Company’s coverage ratio, or the allowance for credit losses to nonperforming loans, was 317.55% as of December 31, 2020, as compared to 367.05% as of September 30, 2020 and 143.61% as of December 31, 2019.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time (9:00 AM Central Time) on Wednesday, January 27, 2021.

The webcast can be accessed through Renasant’s investor relations website at investors.renasant.com or https://services.choruscall.com/links/rnst210127.html. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2020 Fourth Quarter Earnings Conference Call and Webcast. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on investors.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10151152 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until February 10, 2021.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 116-year-old financial services institution. Renasant has assets of approximately $14.9 billion and operates more than 200 banking, lending, mortgage, wealth management and insurance offices in Mississippi, Tennessee, Alabama, Florida, Georgia, North Carolina and South Carolina.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Currently, the most important factor that could cause the Company’s actual results to differ materially from those in forward-looking statements is the continued impact of the COVID-19 pandemic and related governmental measures to respond to the pandemic on the United States economy and the economies of the markets in which the Company operates and its participation in government programs related to the pandemic. In this press release, the Company has addressed the historical impact of the pandemic on the operations of the Company and set forth certain expectations regarding the COVID-19 pandemic’s future impact on the Company’s business, financial condition, results of operations, liquidity, asset quality, capital, cash flows and prospects. The Company believes that its statements regarding future events and conditions in light of the COVID-19 pandemic are reasonable, but these statements are based on assumptions regarding, among other things, how long the pandemic will continue, the pace at which the COVID-19 vaccine can be distributed and administered to residents of the markets the Company serves and the United States generally, the duration, extent and effectiveness of the governmental measures implemented to contain the pandemic and ameliorate its impact on businesses and individuals throughout the United States, and the impact of the pandemic and the government’s virus containment measures on national and local economies, all of which are out of the Company’s control. If the Company’s assumptions underlying its statements about future events prove to be incorrect, the Company’s business, financial condition, results of operations, liquidity, asset quality, capital, cash flows and prospects may be materially different from what is presented in the Company’s forward-looking statements.

Important factors other than the COVID-19 pandemic currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: (i) the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management; (ii) the effect of economic conditions and interest rates on a national, regional or international basis; (iii) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (iv) competitive pressures in the consumer finance, commercial finance, insurance, financial services, asset management, retail banking, mortgage lending and auto lending industries; (v) the financial resources of, and products available from, competitors; (vi) changes in laws and regulations as well as changes in accounting standards, such as the adoption of the CECL model as of January 1, 2020; (vii) changes in policy by regulatory agencies; (viii) changes in the securities and foreign exchange markets; (ix) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (x) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers; (xi) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xii) general economic, market or business conditions, including the impact of inflation; (xiii) changes in demand for loan products and financial services; (xiv) concentration of credit exposure; (xv) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xvi) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses; (xvii) civil unrest, natural disasters, epidemics and other catastrophic events in the Company’s geographic area; (xviii) the impact, extent and timing of technological changes; and (xix) other circumstances, many of which are beyond management’s control. The COVID-19 pandemic has exacerbated, and is likely to continue to exacerbate, the impact of any of these factors on the Company.

Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at investors.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial measures, namely, earnings, with exclusions, return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”), tangible book value per share and the adjusted efficiency ratio. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets and/or certain charges (such as, when applicable, COVID-19 related expenses, restructuring charges, merger and conversion expenses, debt prepayment penalties, swap termination charges and asset valuation adjustments) with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. With respect to COVID-19 related expenses in particular, management added these expenses as a charge to exclude when calculating non-GAAP financial measures because the expenses included within this line item (as discussed earlier in this release) are readily quantifiable and possess the same characteristics with respect to management’s inability to accurately predict the timing or amount thereof as the other charges excluded when calculating non-GAAP financial measures. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible and charges such as merger and conversion expenses, restructuring charges and COVID-19 related expenses can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

None of the non-GAAP financial information that the Company has included in this release is intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2020-	Twelve Months Ended
	2020				2019				Q4 2019	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2020	2019	Variance
Statement of earnings
Interest income - taxable equivalent basis	$123,823	$123,677	$125,630	$131,887	$135,119	$135,927	$139,285	$138,578	(8.36)%	$505,017	$548,909	(8.00)%
Interest income	$121,926	$122,078	$123,955	$130,173	$133,148	$134,476	$137,862	$137,094	(8.43)	$498,132	$542,580	(8.19)
Interest expense	13,799	15,792	18,173	23,571	24,263	25,651	25,062	23,947	(43.13)	71,335	98,923	(27.89)
Net interest income	108,127	106,286	105,782	106,602	108,885	108,825	112,800	113,147	(0.70)	426,797	443,657	(3.80)
Provision for credit losses	10,500	23,100	26,900	26,350	2,950	1,700	900	1,500	255.93	86,850	7,050	1,131.91
Net interest income after provision	97,627	83,186	78,882	80,252	105,935	107,125	111,900	111,647	(7.84)	339,947	436,607	(22.14)
Service charges on deposit accounts	7,938	7,486	6,832	9,070	9,273	8,992	8,605	9,102	(14.40)	31,326	35,972	(12.92)
Fees and commissions on loans and deposits	3,616	3,402	2,971	3,054	2,822	3,090	7,047	6,471	28.14	13,043	19,430	(32.87)
Insurance commissions and fees	2,193	2,681	2,125	1,991	2,105	2,508	2,190	2,116	4.18	8,990	8,919	0.80
Wealth management revenue	4,314	4,364	3,824	4,002	3,920	3,588	3,601	3,324	10.05	16,504	14,433	14.35
Securities gains (losses)	15	—	31	—	—	343	(8)	13	—	46	348	(86.78)
Mortgage banking income	39,760	49,714	45,490	15,535	15,165	15,710	16,620	10,401	162.18	150,499	57,896	159.95
Other	5,028	3,281	2,897	3,918	4,171	3,722	3,905	4,458	20.55	15,124	16,256	(6.96)
Total noninterest income	62,864	70,928	64,170	37,570	37,456	37,953	41,960	35,885	67.83	235,532	153,254	53.69
Salaries and employee benefits	74,432	75,406	79,361	73,189	67,684	65,425	60,325	57,350	9.97	302,388	250,784	20.58
Data processing	5,373	5,259	5,047	5,006	5,095	4,980	4,698	4,906	5.46	20,685	19,679	5.11
Occupancy and equipment	13,153	13,296	13,511	14,120	13,231	12,943	11,544	11,835	(0.59)	54,080	49,553	9.14
Other real estate	683	1,033	620	418	339	418	252	1,004	101.47	2,754	2,013	36.81
Amortization of intangibles	1,659	1,733	1,834	1,895	1,946	1,996	2,053	2,110	(14.75)	7,121	8,105	(12.14)
Merger and conversion related expenses	—	—	—	—	76	24	179	—	(100.00)	—	279	(100.00)
Restructuring charges	7,365	—	—	—	—	—	—	—	—	7,365	—	—
Swap termination charges	2,040	—	—	—	—	—	—	—	—	2,040	—	—
Debt prepayment penalty	3	28	90	—	—	54	—	—	—	121	54	124.07
Other	17,444	19,755	17,822	20,413	7,181	10,660	14,239	11,627	142.92	75,434	43,707	72.59
Total noninterest expense	122,152	116,510	118,285	115,041	95,552	96,500	93,290	88,832	27.84	471,988	374,174	26.14
Income before income taxes	38,339	37,604	24,767	2,781	47,839	48,578	60,570	58,700	(19.86)	103,491	215,687	(52.02)
Income taxes	6,818	7,612	4,637	773	9,424	11,132	13,945	13,590	(27.65)	19,840	48,091	(58.74)
Net income	$31,521	$29,992	$20,130	$2,008	$38,415	$37,446	$46,625	$45,110	(17.95)	$83,651	$167,596	(50.09)
Basic earnings per share	$0.56	$0.53	$0.36	$0.04	$0.67	$0.65	$0.80	$0.77	(16.42)	$1.49	$2.89	(48.44)
Diluted earnings per share	0.56	0.53	0.36	0.04	0.67	0.64	0.80	0.77	(16.42)	1.48	2.88	(48.61)
Average basic shares outstanding	56,197,847	56,185,884	56,165,452	56,534,816	57,153,160	58,003,215	58,461,024	58,585,517	(1.67)	56,270,566	58,046,716	(3.06)
Average diluted shares outstanding	56,489,809	56,386,153	56,325,476	56,706,289	57,391,876	58,192,419	58,618,976	58,730,535	(1.57)	56,468,165	58,226,686	(3.02)
Common shares outstanding	56,200,487	56,193,705	56,181,962	56,141,018	56,855,002	57,455,306	58,297,670	58,633,630	(1.15)	56,200,487	56,855,002	(1.15)
Cash dividend per common share	$0.22	$0.22	$0.22	$0.22	$0.22	$0.22	$0.22	$0.21	—	$0.88	$0.87	1.15
Performance ratios
Return on avg shareholders’ equity	5.88%	5.63%	3.85%	0.38%	7.15%	6.97%	8.90%	8.86%		3.96%	7.95%
Return on avg tangible s/h’s equity (non-GAAP) (1)	11.26%	10.87%	7.72%	1.20%	13.75%	13.38%	17.15%	17.41%		7.83%	15.36%
Return on avg assets	0.84%	0.80%	0.55%	0.06%	1.16%	1.16%	1.47%	1.44%		0.58%	1.30%
Return on avg tangible assets (non-GAAP)(2)	0.94%	0.89%	0.63%	0.11%	1.30%	1.30%	1.64%	1.61%		0.66%	1.46%
Net interest margin (FTE)	3.35%	3.29%	3.38%	3.75%	3.90%	3.98%	4.19%	4.27%		3.44%	4.08%
Yield on earning assets (FTE)	3.77%	3.77%	3.95%	4.57%	4.75%	4.91%	5.11%	5.16%		4.00%	4.98%
Cost of funding	0.44%	0.50%	0.59%	0.85%	0.89%	0.97%	0.96%	0.92%		0.59%	0.93%
Average earning assets to average assets	87.66%	87.31%	86.88%	86.17%	85.71%	85.58%	85.72%	85.58%		87.03%	85.65%
Average loans to average deposits	91.83%	93.31%	93.35%	93.83%	92.43%	89.13%	89.13%	89.33%		93.05%	90.01%
Noninterest income (less securities gains/
losses) to average assets	1.68%	1.89%	1.75%	1.12%	1.13%	1.16%	1.32%	1.14%		1.62%	1.19%
Noninterest expense (less debt prepayment penalties/
/merger-related expenses) to avergage assets	3.26%	3.10%	3.23%	3.43%	2.88%	2.98%	2.93%	2.83%		3.25%	2.91%
Net overhead ratio	1.58%	1.21%	1.48%	2.31%	1.75%	1.82%	1.61%	1.69%		1.63%	1.71%
Efficiency ratio (FTE)	70.65%	65.16%	68.92%	78.86%	64.43%	65.10%	59.73%	59.02%		70.53%	62.03%
Adjusted efficiency ratio (FTE) (non-GAAP) (4)	64.35%	62.63%	60.89%	68.73%	63.62%	62.53%	58.30%	57.62%		64.00%	60.48%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2020 -	As of
	2020				2019				Q4 2019	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2020	2019	Variance
Average Balances
Total assets	$14,898,055	$14,928,159	$14,706,027	$13,472,550	$13,157,843	$12,846,131	$12,764,669	$12,730,939	13.23%	$14,503,449	$12,875,986	12.64%
Earning assets	13,059,967	13,034,422	12,776,643	11,609,477	11,277,000	10,993,645	10,942,492	10,895,205	15.81	12,622,461	11,028,040	14.46
Securities	1,269,108	1,269,565	1,295,539	1,292,875	1,234,718	1,227,678	1,262,271	1,253,224	2.79	1,281,704	1,244,376	3.00
Loans held for sale	389,435	378,225	340,582	336,829	350,783	385,437	353,103	345,264	11.02	361,391	358,735	0.74
Loans, net of unearned income	11,019,505	11,041,684	10,616,147	9,687,285	9,457,658	9,109,252	9,043,788	9,059,802	16.51	10,593,556	9,168,555	15.54
Intangibles	970,624	972,394	974,237	975,933	977,506	975,306	974,628	976,820	(0.70)	973,287	976,065	(0.28)
Noninterest-bearing deposits	3,808,595	3,723,059	3,439,634	2,586,963	2,611,265	2,500,810	2,395,899	2,342,406	45.85	3,391,619	2,463,436	37.68
Interest-bearing deposits	8,190,997	8,109,844	7,933,035	7,737,615	7,620,602	7,719,510	7,750,986	7,799,892	7.48	7,993,733	7,722,247	3.52
Total deposits	11,999,592	11,832,903	11,372,669	10,324,578	10,231,867	10,220,320	10,146,885	10,142,298	17.28	11,385,352	10,185,683	11.78
Borrowed funds	516,414	719,800	1,000,789	829,320	596,101	308,931	354,234	363,140	(13.37)	765,769	405,975	88.62
Shareholders' equity	2,132,375	2,119,500	2,101,092	2,105,143	2,131,342	2,131,537	2,102,093	2,065,370	0.05	2,114,590	2,107,832	0.32

									Q4 2020 -	As of
	2020				2019				Q4 2019	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2020	2019	Variance
Balances at period end
Total assets	$14,929,666	$14,808,933	$14,897,207	$13,890,550	$13,400,618	$13,039,674	$12,892,653	$12,862,395	11.41%	$14,929,666	$13,400,618	11.41%
Earning assets	13,151,707	12,984,651	13,041,846	11,980,482	11,522,388	11,145,052	11,064,957	11,015,535	14.14	13,151,707	11,522,388	14.14
Securities	1,343,457	1,293,388	1,303,494	1,359,129	1,290,613	1,238,577	1,268,280	1,255,353	4.09	1,343,457	1,290,613	4.09
Loans held for sale	417,771	399,773	339,747	448,797	318,272	392,448	461,681	318,563	31.26	417,771	318,272	31.26
Non purchased loans	9,419,540	9,424,224	9,206,101	7,802,404	7,587,974	7,031,818	6,704,288	6,565,599	24.14	9,419,540	7,587,974	24.14
Purchased loans	1,514,107	1,660,514	1,791,203	1,966,973	2,101,664	2,281,966	2,350,366	2,522,694	(27.96)	1,514,107	2,101,664	(27.96)
Total loans	10,933,647	11,084,738	10,997,304	9,769,377	9,689,638	9,313,784	9,054,654	9,088,293	12.84	10,933,647	9,689,638	12.84
Intangibles	969,823	971,481	973,214	975,048	976,943	978,390	973,673	975,726	(0.73)	969,823	976,943	(0.73)
Noninterest-bearing deposits	3,685,048	3,758,242	3,740,296	2,642,059	2,551,770	2,607,056	2,408,984	2,366,223	44.41	3,685,048	2,551,770	44.41
Interest-bearing deposits	8,374,033	8,175,898	8,106,062	7,770,367	7,661,398	7,678,980	7,781,077	7,902,689	9.30	8,374,033	7,661,398	9.30
Total deposits	12,059,081	11,934,140	11,846,358	10,412,426	10,213,168	10,286,036	10,190,061	10,268,912	18.07	12,059,081	10,213,168	18.07
Borrowed funds	496,519	517,706	718,490	1,179,631	865,598	433,705	401,934	350,859	(42.64)	496,519	865,598	(42.64)
Shareholders’ equity	2,132,578	2,104,300	2,082,946	2,070,512	2,125,689	2,119,659	2,119,696	2,088,877	0.32	2,132,578	2,125,689	0.32
Market value per common share	33.68	22.72	24.90	21.84	35.42	35.01	35.94	33.85	(4.91)	33.68	35.42	(4.91)
Book value per common share	37.95	37.45	37.07	36.88	37.39	36.89	36.36	35.63	1.50	37.95	37.39	1.50
Tangible book value per common share	20.69	20.16	19.75	19.51	20.20	19.86	19.66	18.98	2.43	20.69	20.20	2.43
Shareholders’ equity to assets (actual)	14.28%	14.21%	13.98%	14.91%	15.86%	16.26%	16.44%	16.24%		14.28%	15.86%
Tangible capital ratio (non-GAAP)(3)	8.33%	8.19%	7.97%	8.48%	9.25%	9.46%	9.62%	9.36%		8.33%	9.25%
Leverage ratio	9.37%	9.17%	9.12%	9.90%	10.37%	10.56%	10.65%	10.44%		9.37%	10.37%
Common equity tier 1 capital ratio	10.93%	10.80%	10.69%	10.63%	11.12%	11.36%	11.64%	11.49%		10.93%	11.12%
Tier 1 risk-based capital ratio	11.91%	11.79%	11.69%	11.63%	12.14%	12.40%	12.69%	12.55%		11.91%	12.14%
Total risk-based capital ratio	15.07%	14.89%	13.72%	13.44%	13.78%	14.07%	14.62%	14.57%		15.07%	13.78%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2020 -	As of
	2020				2019				Q4 2019	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2020	2019	Variance
Non purchased loans
Commercial, financial, agricultural	$1,231,768	$1,137,321	$1,134,965	$1,144,004	$1,052,353	$988,867	$930,598	$921,081	17.05%	$1,231,768	$1,052,353	17.05%
SBA Paycheck Protection Program	1,128,703	1,307,972	1,281,278	—	—	—	—	—	—	1,128,703	—	—
Lease financing	75,862	82,928	80,779	84,679	81,875	69,953	59,158	58,651	(7.34)	75,862	81,875	(7.34)
Real estate - construction	827,152	738,873	756,872	745,066	774,901	764,589	716,129	651,119	6.74	827,152	774,901	6.74
Real estate - 1-4 family mortgages	2,356,564	2,369,292	2,342,987	2,356,627	2,350,126	2,235,908	2,160,617	2,114,908	0.27	2,356,564	2,350,126	0.27
Real estate - commercial mortgages	3,649,629	3,610,642	3,400,718	3,242,172	3,128,876	2,809,470	2,741,402	2,726,186	16.64	3,649,629	3,128,876	16.64
Installment loans to individuals	149,862	177,195	208,502	229,856	199,843	163,031	96,384	93,654	(25.01)	149,862	199,843	(25.01)
Loans, net of unearned income	$9,419,540	$9,424,223	$9,206,101	$7,802,404	$7,587,974	$7,031,818	$6,704,288	$6,565,599	24.14	$9,419,540	$7,587,974	24.14
Purchased loans
Commercial, financial, agricultural	$176,513	$202,768	$225,355	$280,572	$315,619	$339,693	$374,478	$387,376	(44.07)	$176,513	$315,619	(44.07)
Real estate - construction	30,952	34,246	34,236	42,829	51,582	52,106	65,402	89,954	(39.99)	30,952	51,582	(39.99)
Real estate - 1-4 family mortgages	341,744	391,102	445,526	489,674	516,487	561,725	604,855	654,265	(33.83)	341,744	516,487	(33.83)
Real estate - commercial mortgages	905,223	966,367	1,010,035	1,066,536	1,115,389	1,212,905	1,276,567	1,357,446	(18.84)	905,223	1,115,389	(18.84)
Installment loans to individuals	59,675	66,031	76,051	87,362	102,587	115,537	29,064	33,653	(41.83)	59,675	102,587	(41.83)
Loans, net of unearned income	$1,514,107	$1,660,514	$1,791,203	$1,966,973	$2,101,664	$2,281,966	$2,350,366	$2,522,694	(27.96)	$1,514,107	$2,101,664	(27.96)
Asset quality data
Non purchased assets
Nonaccrual loans	$20,369	$18,831	$16,591	$21,384	$21,509	$15,733	$14,268	$12,507	(5.30)	$20,369	$21,509	(5.30)
Loans 90 past due or more	3,783	1,826	3,993	4,459	3,458	7,325	4,175	1,192	9.40	3,783	3,458	9.40
Nonperforming loans	24,152	20,657	20,584	25,843	24,967	23,058	18,443	13,699	(3.26)	24,152	24,967	(3.26)
Other real estate owned	2,045	3,576	4,694	3,241	2,762	1,975	3,475	4,223	(25.96)	2,045	2,762	(25.96)
Nonperforming assets	$26,197	$24,233	$25,278	$29,084	$27,729	$25,033	$21,918	$17,922	(5.52)	$26,197	$27,729	(5.52)
Purchased assets
Nonaccrual loans	$31,051	$24,821	$21,361	$19,090	$7,038	$6,123	$7,250	$7,828	341.19	$31,051	$7,038	341.19
Loans 90 past due or more	267	318	2,158	5,104	4,317	7,034	7,687	5,436	(93.82)	267	4,317	(93.82)
Nonperforming loans	31,318	25,139	23,519	24,194	11,355	13,157	14,937	13,264	175.81	31,318	11,355	175.81
Other real estate owned	3,927	4,576	4,431	5,430	5,248	6,216	5,258	5,932	(25.17)	3,927	5,248	(25.17)
Nonperforming assets	$35,245	$29,715	$27,950	$29,624	$16,603	$19,373	$20,195	$19,196	112.28	$35,245	$16,603	112.28
Net loan charge-offs (recoveries)	$954	$389	$1,698	$811	$1,602	$945	$676	$691	(40.45)	$3,852	$3,914	(1.58)
Allowance for credit losses on loans	$176,144	$168,098	$145,387	$120,185	$52,162	$50,814	$50,059	$49,835	237.69	$176,144	$52,162	237.69
Annualized net loan charge-offs / average loans	0.03%	0.01%	0.06%	0.03%	0.07%	0.04%	0.03%	0.03%		0.04%	0.04%
Nonperforming loans / total loans*	0.51%	0.41%	0.40%	0.51%	0.37%	0.39%	0.37%	0.30%		0.51%	0.37%
Nonperforming assets / total assets*	0.41%	0.36%	0.36%	0.42%	0.33%	0.34%	0.33%	0.29%		0.41%	0.33%
Allowance for credit losses on loans / total loans*	1.61%	1.52%	1.32%	1.23%	0.54%	0.55%	0.55%	0.55%		1.61%	0.54%
Allowance for credit losses on loans / nonperforming loans*	317.55%	367.05%	329.65%	240.19%	143.61%	140.31%	149.97%	184.83%		317.55%	143.61%
Nonperforming loans / total loans**	0.26%	0.22%	0.22%	0.33%	0.33%	0.33%	0.28%	0.21%		0.26%	0.33%
Nonperforming assets / total assets**	0.18%	0.16%	0.17%	0.21%	0.21%	0.19%	0.17%	0.14%		0.18%	0.21%
*Based on all assets (includes purchased assets)
**Excludes all purchased assets

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ending									Twelve Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019			December 31, 2020			December 31, 2019
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans
Non purchased	$8,167,922	$81,626	3.98%	$8,012,741	$81,281	4.04%	$7,258,517	$87,482	4.78%	$7,927,817	$333,296	4.20%	$6,784,132	$337,672	4.98%
Purchased	1,598,593	21,560	5.37%	1,723,714	24,034	5.55%	2,199,141	34,270	6.18%	1,807,354	101,785	5.63%	2,384,423	149,568	6.27%
SBA Paycheck Protection Program	1,252,990	10,271	3.26%	1,305,229	7,449	2.27%	—	—	—%	858,385	23,605	2.75%	—	—	—%
Total loans	11,019,505	113,457	4.10%	11,041,684	112,764	4.06%	9,457,658	121,752	5.11%	10,593,556	458,686	4.33%	9,168,555	487,240	5.31%
Loans held for sale	389,435	3,083	3.15%	378,225	3,144	3.31%	350,783	3,167	3.58%	361,391	12,191	3.37%	358,735	18,171	5.07%
Securities:
Taxable(1)	985,695	4,953	2.00%	1,003,886	5,473	2.17%	1,018,076	6,994	2.73%	1,021,999	24,102	2.36%	1,051,124	29,786	2.83%
Tax-exempt	283,413	2,238	3.14%	265,679	2,205	3.30%	216,642	2,093	3.83%	259,705	8,848	3.41%	193,252	7,821	4.05%
Total securities	1,269,108	7,191	2.25%	1,269,565	7,678	2.41%	1,234,718	9,087	2.92%	1,281,704	32,950	2.57%	1,244,376	37,607	3.02%
Interest-bearing balances with banks	381,919	92	0.10%	344,948	91	0.10%	233,841	1,113	1.89%	385,810	1,190	0.31%	256,374	5,891	2.30%
Total interest-earning assets	13,059,967	123,823	3.77%	13,034,422	123,677	3.77%	11,277,000	135,119	4.75%	12,622,461	505,017	4.00%	11,028,040	548,909	4.98%
Cash and due from banks	196,552			210,278			176,582			201,815			179,991
Intangible assets	970,624			972,394			977,506			973,287			976,065
Other assets	670,912			711,065			726,755			705,886			691,890
Total assets	$14,898,055			$14,928,159			$13,157,843			$14,503,449			$12,875,986
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(2)	$5,607,906	$4,380	0.31%	$5,405,085	$4,839	0.36%	$4,749,018	$9,653	0.81%	$5,277,374	$23,995	0.45%	$4,754,201	$40,991	0.86%
Savings deposits	830,304	165	0.08%	796,841	167	0.08%	661,362	282	0.17%	764,146	758	0.10%	647,271	1,258	0.19%
Time deposits	1,752,787	5,296	1.20%	1,907,918	6,804	1.42%	2,210,222	9,783	1.76%	1,952,213	29,263	1.50%	2,320,775	39,746	1.71%
Total interest-bearing deposits	8,190,997	9,841	0.48%	8,109,844	11,810	0.58%	7,620,602	19,718	1.03%	7,993,733	54,016	0.68%	7,722,247	81,995	1.06%
Borrowed funds	516,414	3,958	3.05%	719,800	3,982	2.20%	596,101	4,545	3.02%	765,769	17,319	2.26%	405,975	16,928	4.17%
Total interest-bearing liabilities	8,707,411	13,799	0.63%	8,829,644	15,792	0.71%	8,216,703	24,263	1.17%	8,759,502	71,335	0.81%	8,128,222	98,923	1.22%
Noninterest-bearing deposits	3,808,595			3,723,059			2,611,265			3,391,619			2,463,436
Other liabilities	249,674			255,956			198,533			237,738			176,496
Shareholders’ equity	2,132,375			2,119,500			2,131,342			2,114,590			2,107,832
Total liabilities and shareholders’ equity	$14,898,055			$14,928,159			$13,157,843			$14,503,449			$12,875,986
Net interest income/ net interest margin		$110,024	3.35%		$107,885	3.29%		$110,856	3.90%		$433,682	3.44%		$449,986	4.08%
Cost of funding			0.44%			0.50%			0.89%			0.59%			0.93%
Cost of total deposits			0.33%			0.40%			0.76%			0.47%			0.81%

(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which we operate.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
		RECONCILIATION OF GAAP TO NON-GAAP
									Twelve Months Ended
	2020				2019				December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2020	2019
Net income (GAAP)	$31,521	$29,992	$20,130	$2,008	$38,415	$37,446	$46,625	$45,110	$83,651	$167,596
Amortization of intangibles	1,659	1,733	1,834	1,895	1,946	1,996	2,053	2,110	7,121	8,105
Tax effect of adjustment noted above (A)	(297)	(374)	(335)	(527)	(383)	(457)	(473)	(488)	(1,382)	(1,807)
Tangible net income (non-GAAP)	$32,883	$31,351	$21,629	$3,376	$39,978	$38,985	$48,205	$46,732	$89,390	$173,894

Net income (GAAP)	$31,521	$29,992	$20,130	$2,008	$38,415	$37,446	$46,625	$45,110	$83,651	$167,596
Merger & conversion expenses	—	—	—	—	76	24	179	—	—	279
Debt prepayment penalties	3	28	90	—	—	54	—	—	121	54
MSR valuation adjustment	(1,968)	(828)	4,951	9,571	(1,296)	3,132	—	—	11,726	1,836
Restructuring charges	7,365	—	—	—	—	—	—	—	7,365	—
Swap termination charges	2,040	—	—	—	—	—	—	—	2,040	—
COVID-19 related expenses	613	570	6,257	2,903	—	—	—	—	10,343	—
Tax effect of adjustment noted above (A)	(1,443)	50	(2,065)	(3,467)	241	(736)	(41)	—	(6,131)	(484)
Net income with exclusions (non-GAAP)	$38,131	$29,812	$29,363	$11,015	$37,436	$39,920	$46,763	$45,110	$109,115	$169,281

Average shareholders’ equity (GAAP)	$2,132,375	$2,119,500	$2,101,092	$2,105,143	$2,131,342	$2,131,537	$2,102,093	$2,065,370	$2,114,590	$2,107,832
Intangibles	970,624	972,394	974,237	975,933	977,506	975,306	974,628	976,820	973,287	976,065
Average tangible s/h’s equity (non-GAAP)	$1,161,751	$1,147,106	$1,126,855	$1,129,210	$1,153,836	$1,156,231	$1,127,465	$1,088,550	$1,141,303	$1,131,767

Average total assets (GAAP)	$14,898,055	$14,928,159	$14,706,027	$13,472,550	$13,157,843	$12,846,131	$12,764,669	$12,730,939	$14,503,449	$12,875,986
Intangibles	970,624	972,394	974,237	975,933	977,506	975,306	974,628	976,820	973,287	976,065
Average tangible assets (non-GAAP)	$13,927,431	$13,955,765	$13,731,790	$12,496,617	$12,180,337	$11,870,825	$11,790,041	$11,754,119	$13,530,162	$11,899,921

Actual shareholders’ equity (GAAP)	$2,132,578	$2,104,300	$2,082,946	$2,070,512	$2,125,689	$2,119,659	$2,119,696	$2,088,877	$2,132,578	$2,125,689
Intangibles	969,823	971,481	973,214	975,048	976,943	978,390	973,673	975,726	969,823	976,943
Actual tangible s/h’s equity (non-GAAP)	$1,162,755	$1,132,819	$1,109,732	$1,095,464	$1,148,746	$1,141,269	$1,146,023	$1,113,151	$1,162,755	$1,148,746

Actual total assets (GAAP)	$14,929,666	$14,808,933	$14,897,207	$13,890,550	$13,400,618	$13,039,674	$12,892,653	$12,862,395	$14,929,666	$13,400,618
Intangibles	969,823	971,481	973,214	975,048	976,943	978,390	973,673	975,726	969,823	976,943
Actual tangible assets (non-GAAP)	$13,959,843	$13,837,452	$13,923,993	$12,915,502	$12,423,675	$12,061,284	$11,918,980	$11,886,669	$13,959,843	$12,423,675

(A) Tax effect is calculated based on respective periods effective tax rate.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
		RECONCILIATION OF GAAP TO NON-GAAP
									Twelve Months Ended
	2020				2019				December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2020	2019
(1) Return on Average Equity
Return on avg s/h’s equity (GAAP)	5.88%	5.63%	3.85%	0.38%	7.15%	6.97%	8.90%	8.86%	3.96%	7.95%
Effect of adjustment for intangible assets	5.38%	5.24%	3.87%	0.82%	6.60%	6.41%	8.25%	8.55%	3.87%	7.41%
Return on avg tangible s/h’s equity (non-GAAP)	11.26%	10.87%	7.72%	1.20%	13.75%	13.38%	17.15%	17.41%	7.83%	15.36%

Return on avg s/h’s equity (GAAP)	5.88%	5.63%	3.85%	0.38%	7.15%	6.97%	8.90%	8.86%	3.96%	7.95%
Effect of exclusions from net income	1.23%	(0.03)%	1.77%	1.72%	(0.18)%	0.46%	0.02%	—%	1.20%	0.80%
Return on avg s/h’s equity with excl. (non-GAAP)	7.11%	5.60%	5.62%	2.10%	6.97%	7.43%	8.92%	8.86%	5.16%	8.03%
Effect of adjustment for intangible assets	6.41%	5.21%	5.39%	2.31%	6.44%	6.80%	8.28%	8.55%	4.90%	7.48%
Return on avg tangible s/h’s equity with exclusions (non-GAAP)	13.52%	10.81%	11.01%	4.41%	13.41%	14.23%	17.20%	17.41%	10.06%	15.51%

(2) Return on Average Assets
Return on avg assets (GAAP)	0.84%	0.80%	0.55%	0.06%	1.16%	1.16%	1.47%	1.44%	0.58%	1.30%
Effect of adjustment for intangible assets	0.10%	0.09%	0.08%	0.05%	0.14%	0.14%	0.17%	0.17%	0.08%	0.16%
Return on avg tangible assets (non-GAAP)	0.94%	0.89%	0.63%	0.11%	1.30%	1.30%	1.64%	1.61%	0.66%	1.46%

Return on avg assets (GAAP)	0.84%	0.80%	0.55%	0.06%	1.16%	1.16%	1.47%	1.44%	0.58%	1.30%
Effect of exclusions from net income	0.18%	(0.01)%	0.25%	0.27%	(0.03)%	0.07%	—%	—%	0.17%	0.01%
Return on avg assets with exclusions (non-GAAP)	1.02%	0.79%	0.80%	0.33%	1.13%	1.23%	1.47%	1.44%	0.75%	1.31%
Effect of adjustment for intangible assets	0.11%	0.10%	0.10%	0.07%	0.14%	0.16%	0.17%	0.17%	0.10%	0.17%
Return on avg tangible assets with exclusions (non-GAAP)	1.13%	0.89%	0.90%	0.40%	1.27%	1.39%	1.64%	1.61%	0.85%	1.48%

(3) Shareholder Equity Ratio
Shareholders’ equity to actual assets (GAAP)	14.28%	14.21%	13.98%	14.91%	15.86%	16.26%	16.44%	16.24%	14.28%	15.86%
Effect of adjustment for intangible assets	5.95%	6.02%	6.01%	6.43%	6.61%	6.80%	6.82%	6.88%	5.95%	6.61%
Tangible capital ratio (non-GAAP)	8.33%	8.19%	7.97%	8.48%	9.25%	9.46%	9.62%	9.36%	8.33%	9.25%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

									Twelve Months Ended
	2020				2019				December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2020	2019
Interest income (FTE)	$123,823	$123,677	$125,630	$131,887	$135,119	$135,927	$139,285	$138,578	$505,017	$548,909
Interest expense	13,799	15,792	18,173	23,571	24,263	25,651	25,062	23,947	71,335	98,923
Net Interest income (FTE)	$110,024	$107,885	$107,457	$108,316	$110,856	$110,276	$114,223	$114,631	$433,682	$449,986

Total noninterest income	$62,864	$70,928	$64,170	$37,570	$37,456	$37,953	$41,960	$35,885	$235,532	$153,254
Securities gains (losses)	15	—	31	—	—	343	(8)	13	46	348
MSR valuation adjustment	1,968	828	(4,951)	(9,571)	1,296	(3,132)	—	—	(11,726)	(1,836)
Total adjusted noninterest income	$60,881	$70,100	$69,090	$47,141	$36,160	$40,742	$41,968	$35,872	$247,212	$154,742

Total noninterest expense	$122,152	$116,510	$118,285	$115,041	$95,552	$96,500	$93,290	$88,832	$471,988	$374,174
Amortization of intangibles	1,659	1,733	1,834	1,895	1,946	1,996	2,053	2,110	7,121	8,105
Merger-related expenses	—	—	—	—	76	24	179	—	—	279
Debt prepayment penalty	3	28	90	—	—	54	—	—	121	54
Restructuring charges	7,365	—	—	—	—	—	—	—	7,365	—
Swap termination charges	2,040	—	—	—	—	—	—	—	2,040	—
COVID-19 related expenses	613	570	6,257	2,903	—	—	—	—	10,343	—
Provision for unfunded commitments	500	2,700	2,600	3,400	—	—	—	—	9,200	—
Total adjusted noninterest expense	$109,972	$111,479	$107,504	$106,843	$93,530	$94,426	$91,058	$86,722	$435,798	$365,736

Efficiency Ratio (GAAP)	70.65%	65.16%	68.92%	78.86%	64.43%	65.10%	59.73%	59.02%	70.53%	62.03%
(4) Adjusted Efficiency Ratio (non-GAAP)	64.35%	62.63%	60.89%	68.73%	63.62%	62.53%	58.30%	57.62%	64.00%	60.48%